                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                October 11, 1999


                       DONALDSON, LUFKIN & JENRETTE, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


              1-6862                                   13-1898818
----------------------------------------      ----------------------------------
     (Commission File Number)                      (I.R.S. Employer
                                                  (Identification No.)


  277 Park Avenue, New York, New York                       10172
----------------------------------------      ----------------------------------
(Address of principal executive office)                  (Zip Code)


       Registrant's telephone number, including area code: (212) 892-3000

Item 5. Other Events
--------------------

     Press releases dated October 11, 1999, issued by Donaldson, Lufkin & Jenrette, Inc. ("the Company"), concerning second quarter financial results and information for the Company and DLJdirect, its online brokerage service contained therein, are filed herewith as exhibits and hereby incorporated in their entirety by reference.

     (c) Exhibit

  Exhibit 99.1 Press release dated October 11, 1999 for Donaldson, Lufkin & Jenrette, Inc.

  Exhibit 99.2   Press release dated October 11, 1999 for DLJdirect

FOR IMMEDIATE RELEASE


Media Contact:                                                Investor Contact:
Catherine M. Conroy                                               Kevin Zuccala
212-892-3275                                                       212-892-4693


           DLJ THIRD QUARTER NET REBOUNDS FOURFOLD TO $122.2 MILLION,
                   ON FIVEFOLD RISE IN EPS TO $0.85 PER SHARE

     NEW YORK, NY - OCTOBER 12, 1999 - Donaldson, Lufkin & Jenrette, Inc. (NYSE:
DLJ) today reported a fourfold rise in net income to $122.2 million for the third quarter of 1999, up from $25.7 million for the comparable quarter a year ago. Third quarter earnings per diluted share of $0.85 for the current quarter represent a fivefold increase from the $0.15 per diluted share reported for the same quarter a year ago, when financial services firms were affected by the crises in Russia and Asia. For the nine-month period ended September 30, 1999, DLJ's net income increased 36 percent to a record $409.5 million, or $2.84 per diluted share.

     DLJ's total revenues for the third quarter of 1999 rose 59 percent to $1.7 billion. Net revenues for the third quarter of 1999, or total revenues minus interest expense, grew 91 percent to $1.3 billion.

     In a joint statement, Joe L. Roby, President and Chief Executive Officer of Donaldson, Lufkin & Jenrette, Inc., and John S. Chalsty, DLJ's Chairman, said, "DLJ's businesses performed well during the third quarter of 1999 and the firm posted significantly stronger results in all revenue categories compared to the exceptionally difficult third quarter of 1998. Consequently, DLJ's record net income for the nine months ended September 30, 1999 exceeds the full-year results for 1997 - our strongest year ever."

     They continued, "DLJ's Banking Group led the firm in profitability during the third quarter, contributing to an outstanding 41 percent firmwide increase in fee income to a record $449 million. Fees from merger and acquisition assignments nearly doubled, also rising to record levels. At September 30, 1999, DLJ ranked fifth in completed global M&A assignments and fourth in completed U.S. assignments, up dramatically from eleventh place in both measures a year ago. Our Sprout Group of venture capital funds also turned in an excellent quarter, benefiting from strong increases in both realized and unrealized portfolio gains."

     They continued, "Third quarter results, however, reflect the double impact of a generally slower underwriting and trading environment compared to the second quarter of 1999, as well as the costs associated with the ongoing expansion of our international businesses and the anticipated, seasonal slowdown of the European marketplace."

     INCREASING ITS LEAD IN HIGH-YIELD

     Messrs. Roby and Chalsty noted, "In the face of increasingly challenging market conditions during the third quarter of 1999, DLJ significantly increased its market share as an underwriter of high-yield bonds. During the quarter, DLJ underwrote $4.3 billion of new high-yield issues to earn a first-place ranking and a market share of 25 percent, almost 15 market share points more than the market share of its nearest competitor."

     For the nine months ended September 30, 1999, DLJ also ranked first as an underwriter of high-yield bonds, with market share of 20 percent, up significantly from a 15.6 percent share for the comparable period a year ago and nearly 60 percent larger than the market share of its nearest competitor.

     INTERNATIONAL EXPANSION ON TARGET

     During the third quarter of 1999, DLJ continued to build out its international investment banking and equities businesses, and revenues from these activities increased sharply. The firm opened an investment banking office in Frankfurt in September and added banking coverage for two important sectors in Europe: utilities and technology. DLJ also completed the first phase of its launch of an international equities research, sales and trading business. Forty analysts now provide DLJ's institutional clients with coverage of more than 300 companies in 15 industry segments representing nearly 90 percent of the market capitalization for European equities. A similar business in Asia now provides coverage of approximately 60 percent of the Asian equities markets.

     Overall revenues from DLJ's international activities in the third quarter increased by 181 percent over the third quarter of last year.

     DLJDIRECT POSTS 82 PERCENT INCREASE IN REVENUES

     DLJdirect (NYSE: DIR), DLJ's online brokerage service, reported total revenues of $54.9 million for the third quarter of 1999, an 82 percent increase over the $30.2 million in revenues reported for the comparable period a year ago. DLJdirect reported a net after-tax loss of $3.3 million, or $0.03 per share (diluted), for the third quarter of 1999. This compares to net income of $0.8 million, or $0.01 per share (pro forma diluted), for the third quarter of 1998.

     Average customer assets per active account now stand at $47,000, up 38 percent from $34,000 twelve months ago. Total customer assets reached a record $14.2 billion at the end of the third quarter of 1999.

     Total trades executed and average trades per day during the third quarter of 1999 were up significantly versus the third quarter of 1998, although they declined 12 percent and 14 percent respectively compared to the record levels of the second quarter of 1999. These declines reflect the general slowdown in the U.S. equities market during the current quarter, as well as historical, seasonal variations in online investors' behavior.

     NINE-MONTH HIGHLIGHTS: RECORD INCOME AND REVENUES

     Net income for the nine-month period ended September 30, 1999 was a record $409.5 million, up 36 percent from the comparable period a year ago. Diluted earnings per share were $2.84, up 30 percent from the comparable nine months of 1998. Total revenues for the period were a record $5 billion, 22 percent more than for the first nine months of 1998.

     For the nine months ended September 30, 1999, commissions were $841 million, up 34 percent. Underwriting income was $912 million, or 19 percent more than a year ago and fee income was $1.1 billion, 20 percent higher than for the first nine months of 1998. All three revenue categories reached record levels for the nine months.

     Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 9,700 people worldwide and maintains offices in 13 cities in the United States and 14 cities in Europe, Latin America and Asia. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. Shares trading under the ticker symbol "DIR" track the performance of DLJdirect, its online brokerage business. For more information on Donaldson, Lufkin & Jenrette, refer to the company's World Wide Web site at www.dlj.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172; telephone number (212) 892-3000.


                                              Financial Tables Follow

               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
           (in thousands, except per share data and financial ratios)



                                                      -------------------------------------------------------------------
                                                               QUARTERS ENDED                     NINE MONTHS ENDED
                                                                SEPTEMBER 30,                       SEPTEMBER 30,
                                                           1999              1998              1999             1998
                                                      -------------------------------------------------------------------
Revenues:
  Commissions                                         $    269,174     $     225,345      $     841,278     $     625,811
  Underwritings                                            245,395           115,536            911,763           764,840
  Fees                                                     448,691           317,297          1,068,439           891,104
  Interest-net (3)                                         537,460           577,515          1,514,023         1,732,568
  Principal transactions-net:
    Trading                                                127,771          (228,232)           520,234           (69,339)
    Investment                                              57,558            44,724             85,737           133,217
  Other                                                     18,323            17,642             66,864            41,792
                                                      ------------     -------------      -------------     -------------
      Total revenues                                     1,704,372         1,069,827          5,008,338         4,119,993
                                                      ------------     -------------      -------------     -------------

Costs and expenses:
  Compensation and benefits                                761,553           387,168          2,197,276         1,704,218
  Interest                                                 375,697           374,686          1,112,301         1,126,793
  Brokerage, clearing, exchange
    fees, and other                                         66,194            61,356            213,741           190,593
  Occupancy and equipment                                   83,192            65,849            233,858           189,897
  Communications                                            31,083            23,479             84,739            64,638
  Other operating expenses                                 192,653           115,689            516,423           354,504
                                                      ------------     -------------      -------------     -------------
    Total costs and expenses                             1,510,372         1,028,227          4,358,338         3,630,643
                                                      ------------     -------------      -------------     -------------

Income before provision for income taxes                   194,000            41,600            650,000           489,350
                                                      ------------     -------------      -------------     -------------

Provision for income taxes                                  71,800            15,900            240,500           187,200
                                                      ------------     -------------      -------------     -------------

Net income                                                 122,200            25,700            409,500           302,150

Dividends on preferred stock                                 5,289             5,289             15,867            16,021
                                                      ------------     -------------      -------------     -------------

Earnings applicable to common shares                  $    116,911     $      20,411      $     393,633     $     286,129
                                                      ============     =============      =============     =============

Earnings applicable to common shares (1)
   DLJ                                                $    117,507     $      20,411      $     394,180     $     286,129
                                                      ============     =============      =============     =============
   DLJdirect                                          $       (596)                       $        (547)
                                                      ============                        =============
Earnings per share (2):
  DLJ
     Basic                                            $       0.93     $        0.17      $        3.15     $        2.42
     Diluted                                          $       0.85     $        0.15      $        2.84     $        2.18
                                                      ============     =============      =============     =============
  DLJdirect
     Basic                                            $      (0.03)                       $       (0.03)
     Diluted                                          $      (0.03)                       $       (0.03)
                                                      ============                        =============
Weighted average common shares (2):
  DLJ
     Basic                                                 125,993           121,569            125,211           118,025
     Diluted                                               138,185           134,478            139,012           131,386
                                                      ============     =============      =============     =============
  DLJdirect
     Basic                                                  18,400                               18,400
     Diluted                                                18,400                               18,400
                                                      ============                        =============

DLJdirect
     Net income (loss) (included in
        consolidated earnings applicable
        to common shares)                             $     (3,330)    $         776      $       8,918     $        (325)
                                                      ============     =============      =============     =============

               DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                 CONSOLIDATED SUMMARY OF OPERATIONS (UNAUDITED)
           (in thousands, except per share data and financial ratios)


                                                ---------------------------------------------------------------
                                                   QUARTERS ENDED                     NINE MONTHS ENDED
                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                                 1999          1998             1999                   1998
                                                ---------------------------------------------------------------
DLJ INC.
BALANCE SHEET DATA AT END OF PERIOD:
  Long-term borrowings (4)                                               $    4,660,831        $      3,137,104
                                                                         ==============        ================
  Redeemable preferred stock                                             $      200,000        $        200,000
                                                                         ==============        ================
  Total stockholders' equity (2)                                         $    3,727,442        $      2,862,060
                                                                         ==============        ================
  Book value per common share
     outstanding
       DLJ common stock                                                  $        26.08        $          19.93


  Common shares and RSUs outstanding
     at end of period
       DLJ common stock                                                         126,972                 124,802
       DLJdirect common stock                                                    18,400                    N/A



DLJ INC.
OTHER FINANCIAL DATA AT END OF PERIOD:
  Ratio of long-term borrowings to total
     capitalization (5)                                                           51.8%                   50.6%
  Return on average common stockholders'
     equity (6)                                  14.3%         3.4%               17.9%                   17.9%


FOR IMMEDIATE RELEASE

Media Contact:                              Investor Contact:
Catherine M. Conroy                         Kevin Zuccala
Donaldson, Lufkin & Jenrette                Donaldson, Lufkin & Jenrette
212-892-3275                                212-892-4693


         DLJDIRECT THIRD QUARTER REVENUES UP 82 PERCENT TO $54.9 MILLION


     NEW YORK, NY - OCTOBER 12, 1999 - Donaldson, Lufkin & Jenrette, Inc. (NYSE:
DLJ) announced today that DLJdirect (NYSE: DIR), its online brokerage service, reported total revenues of $54.9 million for the third quarter of 1999, an 82 percent increase over the $30.2 million in revenues reported for the comparable period a year ago. DLJdirect also reported a net after-tax loss of $3.3 million, or $0.03 per share (diluted), for the third quarter of 1999. This compares to net income of $0.8 million, or $0.01 per share (pro forma diluted), for the third quarter of 1998.

     Blake Darcy, Chief Executive Officer of DLJdirect, said, "We are pleased that serious investors are realizing the benefits of online trading and recognizing that DLJdirect can best serve their financial needs. Average customer assets per active account now stand at $47,000, up from $34,000 twelve months ago. Total customer assets reached a record $14.2 billion at the end of the quarter."

     Total trades executed during the third quarter of 1999 and average trades per day were up significantly versus the third quarter of 1998, although they declined 12 percent and 14 percent respectively compared to the record levels of the second quarter of 1999. These declines reflect a general slowdown in the U.S. equities market, as well as historical, seasonal variations in online investors' behavior.

     DLJdirect continued to diversify revenues. Fee income in the third quarter of 1999 grew by 86 percent over the same period a year earlier. DLJdirect expanded its underwriting activity and participated in 20 public offerings in the third quarter of 1999.

In addition, third-party demand for the Internet-based products developed by iNautix, DLJdirect's in-house technology company, also contributed to the gains in fee income. Interest income (net) in the third quarter of 1999 increased more than 200 percent over the comparable quarter a year ago.

     Commissions, which were $30.7 million during the third quarter of 1999, were 58 percent greater than for the third quarter of 1998, and represented 56 percent of total revenues.

     DLJdirect also continued to expand internationally. Mr. Darcy said, "DLJdirect is experiencing explosive growth overseas, particularly in Japan, where we were the first U.S. firm to offer online trading. Launched on June 11, our Japanese joint venture, DLJdirect SFG, opened nearly 10,000 customer accounts during the third quarter of 1999. DLJdirect began operations in the United Kingdom on September 1, where we hope to replicate the same success that we have experienced in Japan."

     GROWTH IN U.S. CUSTOMERS, ASSETS AND TRADING ACTIVITY

     As of September 30, 1999, DLJdirect had 700,000 U.S. customer accounts, 41 percent more than the third quarter a year ago. Active domestic customer accounts at DLJdirect at the end of the third quarter of 1999 numbered 302,000, a 53 percent increase versus the third quarter of 1998. During the third quarter of 1999, DLJdirect opened 43,000 new customer accounts and 25,000 new active accounts in the United States. Assets in customer accounts on September 30, 1999 were $14.2 billion, more than double the $6.7 billion reported at the end of the third quarter of 1998.

     DLJdirect executed a total of 1.2 million trades during the third quarter of 1999, 67 percent more than the 720,000 trades executed during the third quarter of 1998. On average, DLJdirect executed 19,200 trades per day during the third quarter of 1999, 71 percent more than the 11,200 trades per day during the same year earlier period.

     INCREASED ADVERTISING

     During the third quarter of 1999, DLJdirect launched an aggressive new multi-media advertising campaign that emphasizes the strengths and benefits of its Wall Street heritage, using the tagline, "Putting Our Reputation Online." Of the $18.1 million allocated to advertising in the third quarter, $16.8 million was concentrated in U.S. media.

     NEW INITIATIVES AND AWARDS

     In July, DLJdirect announced it had entered into a partnership to establish an electronic communications network (ECN). As a result, beginning in late October, DLJdirect customers will have access to extended-hours trading, including pre-opening and after-hours sessions during which clients will be able to enter limit orders for selected listed securities and all Nasdaq National Market System and Small Cap issues.

     In August, DLJdirect expanded its array of investment products and services, with the launch of a full service mortgage program, allowing investors to access online mortgage rates, and to prequalify and apply online for a mortgage. In addition, DLJdirect introduced two innovative mortgage services that eliminate the cash down payment from residential mortgage financing.

     In September, DLJdirect unveiled a new look for its Web site and announced a number of new features, including real-time account balances, real-time Dow Jones NewswiresSM, full S&P stock reports, and a portfolio evaluation system that provides investors with realized and unrealized gains on the positions in their portfolios. DLJdirect also expanded its fixed income investment product offerings in response to research conducted among its high-net-worth investor client base.

     As part of its ongoing efforts to provide customers with enhanced products and the latest technology, DLJdirect launched DLJdirect AnywhereTM Wireless Services in September, enabling clients to access real-time news, quotes and trading when on the go, anywhere, anytime.

     DLJdirect was named "Forbes Favorite" online broker and "Best of the Web" in the Fall 1999 special Internet issue of Forbes magazine. DLJdirect's comprehensive and powerful trading platform, low prices, and information resources were specifically cited in the magazine's recognition.

     NINE MONTH HIGHLIGHTS

     Net income reported for the first nine months of 1999 was $8.9 million, as opposed to a loss of $0.3 million for the first nine months of 1998. Earnings per share (pro forma diluted) for the first nine months of 1999 were $0.09. Total revenues for the first nine months of 1999 were $161.8 million, nearly double the $82.5 million for the same period in 1998.

     DLJdirect is one of America's premier online brokerage firms. Established in 1988, DLJdirect offers a broad range of investment products and services to sophisticated, self-directed investors, representing approximately $14.2 billion in assets. For more information on DLJdirect, refer to the company's World Wide Web site at www.DLJdirect.com.

     Donaldson, Lufkin & Jenrette is a leading integrated investment and merchant bank serving institutional, corporate, government and individual clients. DLJ's businesses include securities underwriting; sales and trading; investment and merchant banking; financial advisory services; investment research; venture capital; correspondent brokerage services; online, interactive brokerage services; and asset management. Founded in 1959 and headquartered in New York City, DLJ employs approximately 9,700 people worldwide and maintains offices in 13 cities in the United States and 14 cities in Europe, Latin America and Asia. The company has two classes of common stock trading on the New York Stock Exchange. Shares trading under the ticker symbol "DLJ" represent Donaldson, Lufkin & Jenrette, Inc. Shares trading under the ticker symbol "DIR" track the performance of DLJdirect, its online brokerage business. For more information on Donaldson, Lufkin & Jenrette, refer to the company's World Wide Web site at www.dlj.com. The firm's world headquarters are located at 277 Park Avenue, New York, NY 10172; telephone number (212) 892-3000.


                             Financial Tables Follow

                                    DLJDIRECT
                   Combined Summary of Operations (Unaudited)
           (in thousands, except per share data and financial ratios)


                                                               ------------------------------------------------------------
                                                                      QUARTERS ENDED                 NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                   SEPTEMBER 30,
                                                                   1999           1998             1999             1998
                                                               ------------------------------------------------------------
Revenues:
  Commissions                                                  $  30,660      $    19,443      $     98,425      $   54,314
  Fees                                                            13,172            7,070            38,322          18,365
  Interest-net                                                    11,049            3,669            25,010           9,838
                                                               ---------      -----------      ------------      ----------
      Total revenues                                              54,881           30,182           161,757          82,517
                                                               ---------      -----------      ------------      ----------

Costs and expenses:
  Compensation and benefits                                       17,136            7,552            41,351          20,231
  Brokerage, clearing, exchange
    fees, and other                                                8,865            6,984            26,939          19,724
  Advertising                                                     18,128            6,585            37,461          19,918
  Occupancy and equipment                                          2,545            1,347             6,017           3,659
  Communications                                                   2,641            1,196             8,065           3,931
  Technology costs                                                   813              782             2,624           3,089
  Other operating expenses                                         8,481            4,422            20,527          12,513
                                                               ---------      -----------      ------------      ----------

    Total costs and expenses                                      58,609           28,868           142,984          83,065
                                                               ---------      -----------      ------------      ----------

Income (loss) before income tax provision
(benefit) and equity in net loss of join venture                  (3,728)           1,314            18,773            (548)
                                                               ---------      -----------      ------------      ----------

Income tax provision (benefit)                                    (1,490)             538             7,807            (223)

Equity in net loss of joint venture (2)                           (1,092)               -            (2,048)              -
                                                               ---------      -----------      ------------      ----------

Net income (loss)                                              $  (3,330)     $       776      $      8,918      $     (325)
                                                               =========      ===========      ============      ==========

Earnings (loss) per share (3):
   Basic                                                       $   (0.03)     $      0.01      $       0.09      $    (0.00)
   Diluted                                                     $   (0.03)     $      0.01      $       0.09      $    (0.00)
                                                               =========      ===========      ============      ==========
Weighted average notional and outstanding shares:
   Basic                                                         102,650          102,650           102,650         102,650
   Diluted                                                       102,650          104,673           103,269         102,650
                                                               =========      ===========      ============      ==========
Earnings (loss) attributable to:
   DLJ Retained Interest                                       $  (2,734)     $       776      $      9,465      $     (325)
   DLJdirect Tracking Stock (1)                                     (596)               0              (547)              0
                                                               =========      ===========      ============      ==========
Tracking Stock earnings per share (3):
   Basic                                                       $   (0.03)                      $      (0.03)
   Diluted                                                     $   (0.03)                      $      (0.03)
                                                               =========                       ============
Tracking Stock weighted average common shares:
   Basic                                                          18,400                             18,400
   Diluted                                                        18,400                             18,400
                                                               =========                       ============

                                    DLJDIRECT
                   COMBINED SUMMARY OF OPERATIONS (UNAUDITED)
           (in thousands, except per share data and financial ratios)


                                            ------------------------------------
                                              QUARTER ENDED    NINE MONTHS ENDED
                                              SEPTEMBER 30,      SEPTEMBER 30,
                                                 1999               1999
                                            ------------------------------------

BALANCE SHEET DATA AT END OF PERIOD:
  Total allocated equity                                         $ 232,662
                                                                 =========
  Common shares at end of period:
     DLJ Retained Interest (Notional)                               84,250
     DLJdirect Tracking Stock Outstanding                           18,400
                                                                 =========

OTHER FINANCIAL DATA AT END OF PERIOD:
  Return on average common stockholders'         (5.7)%                9.0%
     equity (4)

(1) DLJdirect Common Stock tracks the separate performance of DLJ Inc.'s existing online discount brokerage and related investment services business for periods subsequent to the date of the offering ("Tracking Stock"). On May 28, 1999 ("the closing date"), DLJ Inc. issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances.

     As a result of the offering, DLJ Inc. has a retained interest of 82.1% in DLJdirect represented by 84.3 million notional shares. The 18.4 million shares of DLJdirect Tracking Stock reflects the 17.9% owned by the public. Prior to the offering DLJ Inc. had a 100% interest in the earnings of DLJdirect.

(2) DLJdirect has a 50% interest in a joint venture with a Japanese bank which amount is included in equity from net loss of joint venture in the statement of operations.

(3) Earnings (loss) per share amounts have been calculated by dividing net income (loss) by the weighted average notional and outstanding tracking shares. For periods prior to the quarter ended September 30, 1999, these amounts are pro forma as if the issuance of the DLJdirect Tracking Stock occurred at the beginning of 1998. Earnings per share amounts for the quarter ended September 30, 1999 are calculated based on actual results. The notional shares represent DLJ's 82.1% retained interest in DLJdirect. Prior to the offering, DLJ Inc. had a 100% interest in the earnings of DLJdirect. These pro forma amounts are presented for comparative purposes only.

     Tracking Stock earnings per common share amounts have been calculated by dividing earnings applicable to common shares by the weighted average actual common shares outstanding. For the nine months ended September 30, 1999, earnings per share amounts are calculated for the period the tracking stock was outstanding, May 28, 1999 to September 30, 1999. Earnings per share for periods prior to the closing date are not presented as such amounts are not meaningful.

(4) Return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to Tracking Stock (pro forma for the nine months ended September 30, 1999).

              Donaldson, Lufkin & Jenrette, Inc. and Subsidiaries
                 Consolidated Summary of Operations (Unaudited)
           (in thousands, except per share data and financial ratios)


(1) DLJdirect Common Stock tracks the separate performance of the Company's existing online discount brokerage and related investment services business ("Tracking Stock"). Prior to issuing DLJdirect Common Stock, the Company's existing Common Stock was designated as DLJ Common Stock and reflects the performance of the Company's primary businesses, i.e., Banking, Fixed Income, Equities and Financial Services, plus a 100% interest in DLJdirect. These operations are referred to as DLJ. On May 28, 1999, ("the closing date"), the Company issued in an initial public offering, 18.4 million shares of DLJdirect Common Stock. The shares of DLJdirect Common Stock have no voting rights, except in certain limited circumstances.

     Earnings applicable to common shares for DLJ includes a 100% retained interest in DLJdirect for periods prior to the closing date and 82.1% for subsequent periods. Quarterly results reported by DLJ prior to the closing date were not affected by the issuance of the tracking stock.

(2) Earnings per common share amounts for periods after the closing date have been calculated using the two class method. The two class method is an earnings allocation formula that determines the earnings per share for each class of common stock according to participation rights in undistributed earnings.

     For DLJ, basic earnings per common share represents earnings applicable to common shares (including its retained interest in DLJdirect) divided by the weighted average actual common shares outstanding, i.e., excluding the effect of potentially dilutive securities. Diluted earnings per common share include the dilutive effects of the Restricted Stock Unit Plan and the dilutive effect of options calculated under the treasury stock method.

     For DLJdirect, basic earnings per share is calculated by dividing earnings applicable to common shares for the period the tracking stock was outstanding (May 28, 1999 to September 30, 1999) by the weighted average actual common shares outstanding. Diluted earnings per common share include the dilutive effect of options calculated under the treasury stock method. DLJ's retained interest excludes the effect of the 10 million shares of common stock that have been reserved for issuance under the DLJdirect
     Stock Option Plan. Earnings per share for DLJdirect for periods prior to the closing date are not presented as such amounts are not meaningful.

(3) Interest-net is net of interest expense to finance U.S. Government, agency and mortgage-backed securities of $790.1 million, $794.2 million, $2,285.0 million and $2,343.0 million, respectively.

(4) During the third quarter of 1999, the Company issued an aggregate of $280.0 million medium-term notes with various maturity dates through 2008.

(5) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock, and stockholders' equity) exclude current maturities (one year or less) of long-term borrowings.

(6) Return on average common stockholders' equity is calculated on an annualized basis for periods of less than one full year using a monthly average and is based on earnings applicable to common shares.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             Donaldson, Lufkin & Jenrette, Inc.


                                                  /s/ Marjorie White
                                             ----------------------------------
                                             Marjorie White
                                             Secretary





October 14, 1999